                                                                  EXHIBIT 99.58

                            FIRST DYNASTY MINES LTD.

                                     - AND -

                            CIBC MELLON TRUST COMPANY






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                            SPECIAL WARRANT INDENTURE
                           DATED AS OF AUGUST 31, 1998
                   PROVIDING FOR THE ISSUE OF SPECIAL WARRANTS
                           OF FIRST DYNASTY MINES LTD.


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




                                                 TABLE OF CONTENTS


                                                                                                      PAGE

                                            ARTICLE 1

                                         INTERPRETATION

1.1               Definitions..........................................................................  2
1.2               Headings.............................................................................  4
1.3               Gender...............................................................................  4
1.4               Business Day.........................................................................  4
1.5               Meaning of "Outstanding".............................................................  4
1.6               Time.................................................................................  4
1.7               Applicable Law.......................................................................  5

                                            ARTICLE 2

                             ISSUE AND PURCHASE OF SPECIAL WARRANTS

2.1               Creation and Issue of Special Warrants...............................................  5
2.2               Form and Terms of Special Warrants...................................................  5
2.3               Transfer and Ownership of Special Warrants...........................................  5
2.4               Special Warrantholders Not Shareholders..............................................  7
2.5               Signing of Special Warrants..........................................................  7
2.6               Countersigning.......................................................................  8
2.7               Loss, Mutilation, Destruction or Theft of Special Warrants...........................  8
2.8               Issue of Special Warrants............................................................  8
2.9               Fractions............................................................................  9
2.10              Special Warrants to Rank Pari Passu..................................................  9
2.11              Exchange of Special Warrants.........................................................  9
2.12              Recognition of Registered Holder.....................................................  9

                                            ARTICLE 3

                                  COVENANTS OF THE CORPORATION

3.1               Covenants of the Corporation.........................................................  9
3.2               Notice of Prospectus................................................................. 11
3.3               Suits by Special Warrantholder....................................................... 11
3.4               Securities Qualification Requirements................................................ 12

                                            ARTICLE 4

                                ADJUSTMENT OF SUBSCRIPTION RIGHTS

4.1               Adjustment of Subscription Rights.................................................... 12
4.2               Proceedings Prior to any Action Requiring Adjustment................................. 15
4.3               Certificate of Adjustment............................................................ 15
4.4               Adjustment Rules..................................................................... 16

                                     - ii -

4.5               Notice of Special Matters............................................................ 16
4.6               No Action after Notice............................................................... 16
4.7               Protection of Trustee................................................................ 16

                                            ARTICLE 5

                          EXERCISE AND CANCELLATION OF SPECIAL WARRANTS

5.1               Exercise of Special Warrants......................................................... 17
5.2               Effect of Exercise of Special Warrants............................................... 19
5.3               Postponement of Delivery of Certificates............................................. 19
5.5               Fractions............................................................................ 20
5.6               Partial Exercise of Special Warrants................................................. 20
5.7               Accounting and Recording............................................................. 20

                                            ARTICLE 6

                               MEETINGS OF SPECIAL WARRANTHOLDERS

6.1               Convening of Meeting................................................................. 21
6.2               Notice............................................................................... 21
6.3               Chairman............................................................................. 21
6.4               Quorum............................................................................... 21
6.5               Show of Hands........................................................................ 21
6.6               Poll................................................................................. 21
6.7               Regulations.......................................................................... 22
6.8               Minutes.............................................................................. 22
6.9               Powers Exercisable by Extraordinary Resolution....................................... 22
6.10              Meaning of "Extraordinary Resolution"................................................ 24
6.11              Powers Cumulative.................................................................... 24
6.12              Corporation, Special Warrantholders and Trustee May be Represented................... 24
6.13              Instruments in Writing............................................................... 24
6.14              Binding Effect of Resolutions........................................................ 25
6.15              Holdings by the Corporation or Subsidiaries of the Corporation
         Disregarded................................................................................... 25

                                            ARTICLE 7

                           SUPPLEMENTAL AGREEMENTS, MERGER, SUCCESSORS

7.1               Provision for Supplemental Agreements for Certain Purposes........................... 25
7.2               Corporation May Consolidate, etc. on Certain Terms................................... 26
7.3               Successor Body Corporate Substituted................................................. 26




                                            ARTICLE 8

                                     CONCERNING THE TRUSTEE
8.1               No Conflict of Interest.............................................................. 27
8.2               Replacement of Trustee............................................................... 27
8.3               Duty of Trustee...................................................................... 27
8.4               Experts, Advisors and Agents......................................................... 27
8.5               Trustee Not Required to Give Security................................................ 28
8.6               Trustee Not Ordinarily Bound......................................................... 28
8.7               Trustee may Rely on Certificates..................................................... 28
8.8               Recitals or Statements of Fact Made by Corporation................................... 29
8.9               Trustee's Liability.................................................................. 29
8.10              Indemnification...................................................................... 29
8.11              No Representation as to Validity..................................................... 29
8.12              Acceptance of Duties................................................................. 30
8.13              Contracting with Corporation......................................................... 30
8.14              Trustee's Authority to Carry on Business............................................. 30
8.15              Execution of Documents............................................................... 30
8.16              Power To Institute Proceedings....................................................... 30
8.17              No Requirement to Register........................................................... 30
8.18              No Notice............................................................................ 30
8.19              Trustee Not Appointed Receiver....................................................... 30

                                            ARTICLE 9

                                     NOTICE AND CERTIFICATES

9.1               Notice to Corporation................................................................ 31
9.2               Notice to Special Warrantholders..................................................... 31
9.3               Notice to Trustee.................................................................... 31
9.4               Mail Service Interruption............................................................ 32
9.5               General Provisions as to Certificates................................................ 32

                                           ARTICLE 10

                                       GENERAL PROVISIONS

10.1              Power of Board of Directors.......................................................... 33
10.2              Formal Date and Execution Date....................................................... 33
10.3              Further Assurances................................................................... 33
10.4              Unenforceable Terms.................................................................. 33
10.5              Entire Agreement..................................................................... 33
10.6              Amendments........................................................................... 34
10.7              Counterparts......................................................................... 34
10.8              No Waiver............................................................................ 34
10.9              Enurement............................................................................ 34



                  THIS SPECIAL WARRANT INDENTURE made as of the o day of August, 1998.

B E T W E E N:

                  FIRST DYNASTY MINES LTD., a corporation incorporated under the laws of the Yukon Territory

                  (the "Corporation")


AND:

                  CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada having an office in the City of Vancouver, British Columbia

                  (the "Trustee")


                  WHEREAS:

(A) the Corporation has entered into a definitive agreement dated May 13, 1997, among the Corporation, Global Gold Corporation ("Global Gold") and Global Gold Armenia Limited (renamed First Dynasty Mines Armenia Limited) as amended by a letter agreement dated July 24, 1998 among the same parties and Robert Garrison ("Garrison") (the "Letter Agreement") pursuant to which the Corporation has agreed to issue Special Warrants of the Corporation to Global Gold and to Garrison;

(B) the Corporation proposes to create and issue Special Warrants to be constituted and issued in the manner set forth;

(C)      the Corporation is authorized to create and issue the Special Warrants;

(D) the Corporation represents to the Trustee that all necessary resolutions of the directors of the Corporation have been duly enacted, passed or confirmed and all other proceedings taken and conditions complied with to authorize the execution and delivery of this Indenture and the execution and issue of the Special Warrants and to make the same legal and valid and binding on the Corporation in accordance with the laws relating to the Corporation;

(E) the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

(F) the Trustee has agreed to act as trustee for the Special Warrantholders on the terms and conditions herein set forth; and

(G) all things necessary have been done and performed to make the Special Warrants, when certified by the Trustee and issued as in this Indenture provided, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture;

                  NOW THEREFORE, in consideration of the premises and in further consideration of the mutual covenants herein set forth, the parties hereto agree as follows:


                                    ARTICLE 1

                                 INTERPRETATION

1.1 DEFINITIONS. In this Indenture unless there is something in the subject matter or context inconsistent therewith, the following words have the respective meaning indicated below:

         (a) "Business Day" means a day which is not a Saturday, Sunday or civic or statutory holiday in Vancouver, British Columbia;

         (b) "Canadian Jurisdictions" means Ontario and such other provinces of Canada, other than Quebec, in which holders of the Special Warrants reside;

         (c) "Certificate of the Corporation" means a certificate signed by any one of the President, Vice-President, Secretary or Chief Financial Officer of the Corporation in accordance with
                  Section 9.5;

         (d)      "Closing Date" means, August 31, 1998;

         (e) "Common Shares" means, collectively, the fully, includes paid and non-assessable common shares in the capital of the Corporation as presently constituted and, except where the context hereof otherwise requires, includes the common shares issued or to be issued in accordance with the due exercise of Special Warrants hereunder;

         (f) "Corporation's auditors" means the firm of accountants appointed by the shareholders of the Corporation as the auditors of the Corporation from time to time;

         (g) "counsel" means a barrister and solicitor or a firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

         (h) "Current Market Price" in respect of a Common Share at any date means the weighted average price of a Common Share for any twenty-five (25) consecutive trading days (which may be selected by the directors of the Corporation), commencing not more than forty-five (45) trading days before such date, on The Toronto Stock Exchange or, if the Common Shares are not then listed thereon, on such stock exchange on which the Common Shares are then listed as may be selected for such purpose by the directors of the Corporation or, if the Common Shares are not then listed on any stock exchange, on the over-the-counter market, or, if the Common Shares are not then traded in the over- the-counter market, the Current Market Price of the Common Shares shall be the fair value of a Common Share as determined by the Board of Directors of the Corporation, after consultation with a nationally and internationally recognized investment banking firm with respect to the fair value of such securities. The weighted average price shall be determined by dividing the aggregate sale price of all the Common Shares sold on the said exchange or market, as the case may be, during the said twenty-five (25) consecutive trading days by the total number of Common Shares so sold provided that, if the date for which the Current Market Price is to be determined is a record date for an event relating to the Common Shares (other than a record date in respect of a meeting of shareholders) the said twenty five (25) consecutive trading days shall be determined as at, and shall not include, the five (5) trading days immediately preceding such record date;

         (i) "director" means a director of the Corporation for the time being and reference without more to action by the directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of the board;

         (j)      "Expiry Date" means the earlier of:

                           (i)      the fifth Business Day after the
                                    Qualification Date; or

                           (ii) the date which is one year following the Closing Date;

         (k)      "Expiry Time" means 4:30 p.m. (Vancouver time) on the Expiry
                  Date;

         (l)      "Extraordinary Resolution" has the meaning attributed to it in
                  Section 6.10 and 6.13 hereof;

         (m) "Indenture", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to this Indenture and not to any particular Article, Section, Subsection, paragraph, clause, subdivision or portion hereof and include any agreement, deed or instrument supplemental or ancillary hereto and the expressions "Article", "Section", "Subsection" and "paragraph" followed by a number mean and refer to the specified Articles, Sections, Subsections or paragraphs of this Indenture;

         (n) "person" means any entity whatsoever including, without limitation, an individual, a corporation, a partnership, a trust, an unincorporated organization, a syndicate and words importing persons have a similar meaning;

         (o) "Prospectus" means a prospectus (either preliminary or final, as so indicated) to be filed by the Corporation with the securities commission or similar regulatory authority in each of the Canadian Jurisdictions with respect to the distribution of the Common Shares to be issued upon the exercise or deemed exercise of the Special Warrants;

         (p) "Qualification Date" means the day on which a receipt (or a copy thereof) for the final Prospectus is issued by the last of the securities commissions or similar regulatory authorities of the Canadian Jurisdictions to issue a receipt for the final Prospectus;

         (q) "Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

         (r) "SEC" means the Securities and Exchange Commission of the United States;

         (s) "Special Warrant Certificate" means a certificate substantially in the form attached hereto as Schedule "A" evidencing one or more Special Warrants;

         (t) "Special Warrantholder" or "holder" means the registered holder of a Special Warrant hereunder;

         (u) "Special Warrants" means, collectively, the special warrants of the Corporation issued and certified hereunder entitling holders thereof to receive, upon the exercise thereof, one Common Share, or such kind and amount of securities or property determined pursuant to Article 4 hereof;

         (v) "subsidiary of the Corporation" means a corporation of which voting securities carrying a majority of votes attached to all outstanding voting securities are owned, directly or indirectly, by the Corporation or by one or more subsidiaries of the Corporation, or by the Corporation and one or more subsidiaries of the Corporation, and, as used in this definition, voting securities means securities, other than debt securities, carrying a voting right to elect directors either under all circumstances or under some circumstances that may have occurred and are continuing;

         (w) "United States" means the United States of America as that term is defined in Regulation S;

         (x) "U.S. Person" means a U.S. person as defined in Rule 902 of Regulation S; and

         (y) "U.S. Securities Act" means the United States SECURITIES ACT OF 1933, as amended.

1.2 HEADINGS. The division of this Indenture into Articles, Sections, Subsections, paragraphs or other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Special Warrants.

1.3 GENDER. In this Indenture wherever the context permits or requires words importing number shall include the singular and the plural and words importing gender shall include all genders.

1.4 BUSINESS DAY. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.5 MEANING OF "OUTSTANDING". Every Special Warrant represented by a Special Warrant Certificate countersigned and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or until the Expiry Time; provided that where a new Special Warrant Certificate has been issued pursuant to Section 2.7 hereof to replace one which has been mutilated, lost, stolen or destroyed, the Special Warrants represented by any such new Special Warrant Certificate shall be counted for the purpose of determining the aggregate number of Special Warrants outstanding.

1.6 TIME. Time shall be of the essence hereof and of the Special Warrants issued hereunder.

1.7 APPLICABLE LAW. This Indenture and the Special Warrants shall be governed by and construed in accordance with the laws of the Province of British Columbia. The parties hereto submit to the exclusive jurisdiction of the courts in the Province of British Columbia. The parties agree that any litigation between the parties which arises pursuant to or in connection with this Indenture, or any of its provisions, shall be referred to the courts in the Province of British Columbia and shall not be referred to the courts in any other jurisdiction.


                                    ARTICLE 2

                     ISSUE AND PURCHASE OF SPECIAL WARRANTS

2.1 CREATION AND ISSUE OF SPECIAL WARRANTS. A total of 4,500,000 Special Warrants are hereby created and authorized to be issued.

2.2 FORM AND TERMS OF SPECIAL WARRANTS. Subject to the provisions hereof, the Special Warrants to be issued under this Indenture shall be limited in the aggregate to 4,500,000 Special Warrants and each Special Warrant shall entitle a holder, upon exercise or deemed exercise thereof, to acquire, without the payment by such holder of any additional consideration, one Common Share (or such other kind and amount of securities or property determined pursuant to the provisions of Article 4, as the case may be). The Special Warrants may be exercised by the holder thereof, at no additional cost, at any time after the Closing Date until the Expiry Time. Special Warrants not exercised or tendered for cancellation prior to the Expiry Time will be deemed to be exercised and surrendered to the Trustee on behalf of the holder thereof at the Expiry Time without any further action on the part of the holder or the Corporation.

                  The Special Warrants shall be issued in registered form and the Special Warrant Certificates, including all replacements issued in accordance with this Indenture, shall be substantially in the form set out in Schedule "A" hereto with, subject to the provisions of this Indenture, such additions, variations and/or omissions as may from time to time be agreed upon between the Corporation and the Trustee, shall be dated as of the Closing Date, and shall be numbered in such manner as the Corporation, with the approval of the Trustee, may prescribe. Special Warrant Certificates may be engraved, lithographed, printed or partly in one form and partly in another, as the Corporation may determine. All Special Warrants shall, save as to denominations, be of like tenor and effect. No change in the form of the Special Warrant Certificates shall be required by reason of any adjustment made pursuant to
Article 4 hereof. The Trustee shall maintain a register of the holders at its principal office in the City of Vancouver, which shall be open for inspection by any agent or representative of the Corporation or a Special Warrantholder, in which shall be entered the name and addresses of the Special Warrantholders and the number of Special Warrants held by them and all other information required by law. The Trustee shall, from time to time when requested to do so in writing by the Corporation, furnish the Corporation with a list of the names and addresses of the Special Warrantholders entered in the registers kept by the Trustee and showing the number of Common Shares which might then be acquired upon the exercise of the Special Warrants held by each such holder.

2.3 TRANSFER AND OWNERSHIP OF SPECIAL WARRANTS. Unless the Corporation has instructed the Trustee in writing to waive any or all of the following requirements, Special Warrants may be transferred upon receipt by the Trustee of a duly executed transfer instrument in the form attached to the

Special Warrant Certificate together with evidence to its reasonable satisfaction that the transferee of such Special Warrants is:

         (a) the executor, administrator, heir or legal representative of the heirs of the estate of a deceased Special Warrantholder;

         (b) a guardian, committee, trustee, curator or tutor representing a Special Warrantholder who is an infant, an incompetent person or a missing person;

         (c) a liquidator of, or a trustee in bankruptcy for, a Special Warrantholder; or

         (d) a transferee of a Special Warrantholder who provides the Trustee with evidence satisfactory to the Trustee and the Corporation, acting reasonably, including but not limited to a properly completed and executed declaration in the form attached to the Special Warrant Certificate, that such transferee is/was either: (i) not in the United States at the time the buy order for the Special Warrants was executed, not acquiring the Special Warrants for the account or benefit of a U.S. Person or a person in the United States and was not offered the Special Warrants in the United States, or (ii) a person that has purchased or acquired Special Warrants in a transaction exempt from registration under the U.S. Securities Act of 1933 and has provided the Corporation with satisfactory evidence of the availability of such exemption which may, at the Corporation's discretion, include an opinion of counsel and, in the case of (ii) was exempt from registration under any applicable securities laws of any state of the United States and that the securities laws of any other applicable jurisdiction(s) have been complied with in relation to the transfer of the Special Warrants involved, together with the Special Warrant Certificate in question (by delivery or mail as set forth in Section 9.3 hereof), and subject to such reasonable requirements relating to the payment of costs of the transfer by the holder as the Trustee may prescribe and compliance with all applicable securities legislation and requirements of regulatory authorities. A transferee of Special Warrants who complies with the requirements of this Section 2.3 will be entitled to become noted upon the register of holders as a Special Warrantholder. After receiving the surrendered Special Warrant Certificate and upon the person surrendering the same meeting the requirements as hereinbefore set forth, the Trustee shall forthwith give written notice thereof together with confirmation as to the identity of the person entitled to become the holder to the Corporation. Forthwith after receiving written notice from the Trustee as aforesaid the Corporation shall, in accordance with the provisions of Section 2.8 hereof, cause a new Special Warrant Certificate to be issued and sent to the new holder and the Trustee shall alter its register of holders accordingly.

                  Each Special Warrant and each Common Share issuable upon the exercise or deemed exercise thereof, shall bear a legend as set forth below:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES
                  SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY ARE

                  OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED:
                  (A) TO THE CORPORATION: (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) WITH THE PRIOR CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THE CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

                  In addition, certificates representing Common Shares issued upon the exercise or deemed exercise of Special Warrants exercised prior to the earlier of the Qualification Date or the Expiry Date, shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THE CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES ON SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

                  Subject to the provisions of this Indenture and applicable law, the Special Warrantholder shall be entitled to the rights and privileges attaching to the Special Warrants free from all equities and rights of set-off or counter claim between the Corporation and the transferor or any previous holder of Special Warrants and the issue of the Common Shares by the Corporation upon the exercise of Special Warrants by any Special Warrantholder in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Trustee with respect to such Special Warrants.

2.4 SPECIAL WARRANTHOLDERS NOT SHAREHOLDERS. A Special Warrantholder shall not, as such, be deemed to be or regarded as a shareholder of the Corporation nor shall such Special Warrantholder be entitled to any right or interest except as is expressly provided in this Indenture and in the Special Warrant Certificate.

2.5 SIGNING OF SPECIAL WARRANTS. The Special Warrant Certificates shall be signed either manually or by facsimile signature by any officer or director of the Corporation and may, but need not be, under the corporate seal of the Corporation. A facsimile signature upon any Special Warrant Certificate shall for all purposes hereof be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. If a person whose signature, either manually or in facsimile, appears on a Special Warrant Certificate is not a director or officer of the Corporation at the date of this Indenture or at the date of the countersigning and delivery of such Special Warrant Certificate, such fact shall not affect in any way the validity of the Special Warrants or the entitlement of the holder thereof to the benefits of this Indenture.

2.6 COUNTERSIGNING. No Special Warrant Certificate shall be issued, or if issued, shall be valid or exercisable or entitle the holder thereof to the benefits of this Indenture until the Special Warrant Certificate has been countersigned by or on behalf of the Trustee. The Trustee will countersign the Special Warrant Certificates upon the written direction of the Corporation. The countersignature by or on behalf of the Trustee on any Special Warrant Certificate shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Special Warrants or as to the performance by the Corporation of its obligations under this Indenture and the Trustee shall in no way be liable or answerable for the use made of the Special Warrants or any of them, or of the consideration therefor except as otherwise specified herein. The countersignature of the Trustee shall, however, be a representation and warranty of the Trustee that the Special Warrant Certificate has been duly countersigned by or on behalf of the Trustee pursuant to the provisions of this Indenture and shall be conclusive evidence as against the Corporation that the Special Warrant Certificate so countersigned has been duly issued hereunder and the holder is entitled to the benefits hereof.

2.7 LOSS, MUTILATION, DESTRUCTION OR THEFT OF SPECIAL WARRANTS. In case any of the Special Warrant Certificates issued and countersigned hereunder shall become mutilated or be lost, destroyed or stolen, the Corporation shall, upon the holder complying with this Section 2.7, issue and thereupon the Trustee shall countersign and deliver a new Special Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen and upon surrender and cancellation of such mutilated Special Warrant Certificate or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate shall be in a form approved by the Trustee and shall entitle the holder thereof to the benefits hereof and rank equally in accordance with its terms with all other Special Warrants issued hereunder.

                  The applicant for the issue of a new Special Warrant Certificate pursuant to this Section 2.7 shall bear the reasonable costs including applicable taxes of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustee, in their discretion and such applicant shall also be required to furnish an indemnity in amount and form satisfactory to the Corporation and the Trustee in their discretion, and shall pay the reasonable charges of the Corporation and the Trustee in connection therewith.

2.8 ISSUE OF SPECIAL WARRANTS. Special Warrant Certificates shall be signed by the Corporation as aforesaid and delivered to the Trustee from time to time. The Trustee shall countersign any Special Warrant Certificate delivered by the Corporation to the Trustee as aforesaid and shall forthwith deliver to the person or persons in whose name or names the Special Warrant Certificate is to be issued (as specified in any written order from time to time given by the Corporation to the Trustee and signed by the Chairman, President, Vice-President, Treasurer, Secretary or Assistant Secretary of the Corporation) or mail to such person or persons at their respective addresses specified in the written order from the Corporation the Special Warrant Certificate for the appropriate number of Special Warrants. Any such written order shall specify which Special Warrant Certificates shall bear the legends required pursuant to Section 2.3.

2.9 FRACTIONS. Certificates representing fractional Special Warrants shall not be issued or otherwise provided for.

2.10 SPECIAL WARRANTS TO RANK PARI PASSU. All Special Warrants shall rank pari passu, whatever may be the actual date of issue of same.

2.11 EXCHANGE OF SPECIAL WARRANTS. Except as otherwise herein provided:

         (a) Special Warrant Certificates may, upon compliance with the reasonable requirements of the Trustee, be exchanged for Special Warrant Certificates in any other authorized denomination representing in the aggregate the same number of Special Warrants. The Corporation shall sign and the Trustee shall countersign, in accordance with Section 2.5 and 2.6, all Special Warrant Certificates necessary to carry out the exchanges contemplated herein;

         (b) Special Warrant Certificates may be exchanged only at the principal office of the Trustee in the city of Vancouver. Any Special Warrant Certificates tendered for exchange shall be surrendered to the Trustee and cancelled; and

         (c) the Trustee may charge registered holders requesting an exchange a reasonable sum for each Special Warrant Certificate exchanged and payment of such charges and reimbursement of the Trustee or the Corporation for any and all taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange as a condition precedent to such exchange.

2.12 RECOGNITION OF REGISTERED HOLDER. The Corporation and the Trustee may deem and treat the registered holder of any Special Warrant Certificate as the absolute beneficial owner of the Special Warrants represented thereby for all purposes under this Indenture, and the Corporation and the Trustee shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction. A Special Warrantholder shall be entitled to the rights evidenced by the Special Warrants registered in his name free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Special Warrantholder of the Common Shares issuable upon the exercise thereof shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder except where the Corporation or the Trustee is required to take notice by statute or by order of a court of competent jurisdiction.

                                    ARTICLE 3

                          COVENANTS OF THE CORPORATION

3.1 COVENANTS OF THE CORPORATION. The Corporation represents, warrants, covenants and agrees with the Trustee for the benefit of the Trustee and the Special Warrantholders as follows:

         (a) TO ISSUE SPECIAL WARRANTS AND RESERVE COMMON SHARES: The Corporation is duly authorized to create and issue the Special Warrants and the Special Warrant Certificates, when issued and countersigned as herein provided, will be valid and enforceable against the Corporation and, subject to the provisions of this Indenture, the Corporation will cause a sufficient number of the Common Shares from time to time issuable pursuant to the Special Warrants under this Indenture and the certificates representing such Common Shares to be duly issued and delivered in accordance with instructions on the Special Warrant Certificates and the terms hereof. At all times prior to and including the Expiry Time, while any of the Special Warrants are outstanding, the Corporation shall reserve and allot and conditionally issue out of its authorized capital a number of Common Shares sufficient to enable the Corporation to meet its obligation to issue Common Shares in respect of the exercise or deemed exercise of all Special Warrants outstanding hereunder from time to time. All Common Shares acquired pursuant to the exercise or deemed exercise of the Special Warrants shall be fully paid and non-assessable.

         (b) TO PAY TRUSTEE'S REMUNERATION: The Corporation will pay the Trustee reasonable remuneration for its services hereunder and will repay to the Trustee on demand the amount of all expenditures whatsoever which the Trustee reasonably incurs in and about the execution of the trusts hereby created including compensation and disbursements of its counsel and other advisors not regularly in its employ.

         (c) TO EXECUTE FURTHER ASSURANCES: The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Trustee may reasonably require for effecting the intentions and provisions of this Indenture.

         (d) TO CARRY ON BUSINESS: Subject to the express provisions hereof, the Corporation will at all times maintain its corporate existence, carry on and conduct and will cause to be carried on and conducted its business in the same manner as heretofore carried on and conducted, provided, however, that the Corporation or any subsidiary of the Corporation may dispose of any business, premises, property or operation if in the reasonable opinion of the directors or officers of the Corporation or any subsidiary of the Corporation, as the case may be, it would be advisable and in the best interests of the Corporation or any subsidiary of the Corporation to do so; and subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided, however, that (subject to compliance with the provisions of Article 4 hereof) nothing herein contained shall prevent the amalgamation, consolidation or merger of the Corporation or any subsidiary of the Corporation or the abandonment of any rights and franchises of the Corporation or any subsidiary of the Corporation if, in the reasonable opinion of the directors or officers of the Corporation, or the directors or officers of any subsidiary of the Corporation, as the case may be, it would be advisable and in the best interests of the Corporation or of such subsidiary of the Corporation to do so.

         (e) TO DELIVER INFORMATION: The Corporation will send to each Special Warrantholder copies of all financial statements and other materials furnished from time to time to holders of Common Shares after the date hereof.

         (f) FILING PROSPECTUS: The Corporation is under no obligation to file and clear a Prospectus solely to qualify the Common Shares issuable upon exercise or deemed exercise of the Special Warrants by a designated date or at all and any such filing, if made, will be subject to all necessary regulatory approvals. If the Corporation files a prospectus prior to the Expiry Date, it has agreed that it will file such prospectus in each of the Canadian Jurisdictions and include therein for qualification the distribution to the holders of Special Warrants the Common Shares issuable upon exercise or deemed exercise thereof. The Corporation will only be required to file the Prospectus in the event that the Corporation considers that it is in its best interests to do so, in its sole and unfettered discretion. If a preliminary Prospectus is filed, the Corporation will use its commercially reasonable best efforts to resolve any regulatory comments and satisfy any regulatory deficiencies in respect of the preliminary Prospectus and, as soon as possible after such comments or deficiencies have been resolved or satisfied, provided that the Corporation determines to proceed with the offering of its securities contemplated thereunder, shall prepare and use its commercially reasonable best efforts to file and to obtain a receipt from each of the securities commissions or similar regulatory authorities in each of the Canadian Jurisdictions for the final Prospectus and will take all other steps and proceedings that may reasonably be necessary in order to qualify the Common Shares issuable upon exercise or deemed exercise of the Special Warrants for distribution in each of the Canadian Jurisdictions to holders of Special Warrants.


         (g) PERFORMANCE OF INDENTURE: The Corporation will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture.

         (h) PERFORMANCE OF COVENANTS BY TRUSTEE: If the Corporation shall fail to perform any of its covenants contained in this Indenture the Trustee may notify the Special Warrantholders of such failure on the part of the Corporation or may itself perform any of the said covenants capable of being performed by it, but, subject to Section 8.3 hereof, the Trustee shall be under no obligation to do so or to notify any Special Warrantholder. All sums reasonably expended or advanced by the Trustee in performance of its rights provided for in this Subsection 3.1(h) shall be repayable as provided in Subsection 3.1(b). No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder or its continuing obligations hereunder.

3.2 NOTICE OF PROSPECTUS. The Corporation will give written notice to the Trustee of the issuance of the receipts referred to in Subsection 3.1(f) hereof forthwith of such issuance, which notice, if given in respect of the issuance of receipts for a final Prospectus, shall be accompanied by a sufficient number of commercial copies of such final Prospectus for distribution to each Special Warrantholder. The

Trustee shall, within three Business Days following the receipt of such notice, deliver written notice thereof to the holders and, if such notice relates to the issuance of receipts for a final Prospectus, such notice will be in the form of Schedule "B" and will be accompanied by a commercial copy of the final Prospectus.

3.3 SUITS BY SPECIAL WARRANTHOLDER. All or any of the rights conferred upon a Special Warrantholder by the terms of the Special Warrants held by him or by this Indenture may be enforced by such Special Warrantholder by appropriate legal proceedings, but subject to the rights which are hereby conferred upon the Trustee and subject to the provisions of Section 8.9 hereof. Nothing contained herein shall in any way limit or derogate from any other rights a Special Warrantholder may have in law or equity.


3.4      SECURITIES QUALIFICATION REQUIREMENTS.

         (a) If, in the opinion of counsel, any instrument (not including a prospectus, except as contemplated by Section 3.1 hereof) is required to be filed with or any permission, order or ruling is required to be obtained from any securities regulatory authority or any stock exchange or any other actions are required under any Canadian federal law or any provincial laws of the Canadian Jurisdictions or any stock exchange rules before any securities or property, including Common Shares, which a Special Warrantholder is entitled to receive pursuant to the exercise or deemed exercise of a Special Warrant may properly and legally be issued and delivered upon the due exercise of a Special Warrant and thereafter traded, the Corporation covenants that it will use its best efforts to file such instrument, obtain such permission, order or ruling or take all such other actions at its expense, as is required or appropriate in the circumstances.

         (b) The Corporation, or if required by the Corporation, the Trustee, will give written notice of, and will make all necessary filings in respect of, the issue of the Common Shares pursuant to the exercise or deemed exercise of Special Warrants, in such detail as may be required, to any stock exchange upon which the Common Shares are then listed or to the securities regulatory authority in a Canadian Jurisdiction if there is therein any legislation, ruling or order requiring the giving of any such notice or the making of any such filings in order that the subsequent disposition of the Common Shares so issued will not be subject to the prospectus requirements of such legislation, ruling or order (subject to any applicable hold periods).

         (c) The Corporation has no obligation to register or qualify the Special Warrants or the Common Shares under the U.S. Securities Act or the securities laws of any state of the United States.

                                    ARTICLE 4

                        ADJUSTMENT OF SUBSCRIPTION RIGHTS

4.1 ADJUSTMENT OF SUBSCRIPTION RIGHTS. The subscription rights attaching to the Special Warrants with respect to the Common Shares issuable upon the exercise or deemed exercise of the Special Warrants shall be subject to adjustment from time to time as follows:

         (a) if and whenever at any time from the date hereof and prior to the Expiry Time, the Corporation shall:

                  (i) subdivide its outstanding Common Shares into a greater number of shares; or

                  (ii) consolidate its outstanding Common Shares into a smaller number of shares;

                  the number of Common Shares obtainable upon the exercise of each Special Warrant shall be adjusted, at no cost to such holder, immediately after the effective date of such subdivision or consolidation by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by the fraction of which:

                           (A) the numerator shall be the total number of Common Shares outstanding immediately after such date, or, in the case of the issuance of convertible securities, the total number of Common Shares outstanding immediately after such date plus the total number of Common Shares issuable upon conversion or exchange of such convertible securities, and

                           (B) the denominator shall be the total number of Common Shares outstanding immediately prior to such date,

                  and such adjustment shall be made successively whenever any event referred to in this Subsection 4.1(a) shall occur (and all adjustments in this Subsection are cumulative);

         (b) if and whenever at any time from the date hereof and prior to the Expiry Time, the Corporation shall issue or distribute to the holders of all or substantially all of the Corporation's outstanding Common Shares any securities of the Corporation including rights, options or warrants to acquire shares of the Corporation or securities convertible into or exchangeable for shares of the Corporation or property or assets including evidences of indebtedness, the holder of any Special Warrant who thereafter shall exercise or be deemed to have exercised his right to subscribe for Common Shares thereunder shall be entitled to receive, at no cost to such holder, and shall accept for the same aggregate consideration, in addition to the Common Shares to which he was theretofore entitled upon such exercise, the kind and amount of securities or property which such holder would have been entitled to receive as a result of such issue or distribution as if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon such exercise and if determined appropriate by the directors, appropriate adjustments shall be made as a result of any such issue or distribution to the rights and interests of Special Warrantholders thereafter so that the provisions of this
                  Article 4 shall thereafter apply correspondingly to any securities or other property thereafter deliverable upon the exercise of any Special Warrant and any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by the directors and shall for all purposes be conclusively deemed to be appropriate adjustments;

         (c) if and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Subsections 4.1(a) or (b) or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety, any Special Warrantholder who has not exercised his right of subscription prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept the kind and number of shares or other securities or property that such Special Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of Common Shares receivable upon the exercise of Special Warrants then held, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.1; provided that no such action shall be carried into effect unless all necessary steps shall have been taken so that the holders of the Special Warrants shall thereafter be entitled to receive such kind and number of shares or other securities and property. The Corporation, its successor, or the purchasing body corporate, partnership, trust or other entity, as the case may be, shall, as a condition precedent to any such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, take all necessary steps hereunder to enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Special Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares other securities or property to which a Special Warrantholder is entitled on the exercise of his Special Warrants thereafter. Any agreement entered into between the Corporation and the Trustee pursuant to the provisions of this Subsection 4.1(c) shall be a supplemental agreement entered into pursuant to the provisions of Article 7 hereof. Any agreement entered into between the Corporation, any successor to the Corporation or any purchasing body corporate, partnership, trust or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

         (d) in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Special Warrant exercising his subscription rights after such record date the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares, other securities or property, as the case may be, upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares, other securities or property, as the case may be, declared in favour of holders of record of Common Shares, other securities or property, as the case may be, on and after the date of exercise or such later date as such holder would but for the provisions of this Subsection 4.1(d), have become the holder of record of such additional Common Shares, other securities or property, as the case may be, pursuant to the due exercise of the Special Warrants held by such holder;

         (e) after any adjustment pursuant to this Section 4.1, the term "Common Shares" where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, a Special Warrantholder is entitled to receive upon the exercise of such holder's Special Warrants, and the number of Common Shares indicated in any exercise made pursuant to a Special Warrant shall be interpreted to include the number of Common Shares and other property or securities a Special Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Special Warrant;

         (f) all shares of any class or other securities or property which a Special Warrantholder is at the time in question entitled to receive on the full exercise of his Special Warrant, whether or not as a result of adjustments made pursuant to this
                  Section 4.1 shall, for the purposes of the interpretation of this Indenture, be deemed to be Common Shares which such Special Warrantholder is entitled to subscribe for pursuant to the exercise of such Special Warrant;

         (g) anything in this Section 4.1 to the contrary notwithstanding, no adjustment shall be made in the subscription rights attached to the Special Warrants if the issue of Common Shares is being made pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation or any other currently existing obligation of the Corporation; and

         (h) in the event of any question arising with respect to the adjustments provided for in this Section 4.1 such question shall be conclusively determined, subject to the consent of any stock exchange upon which the Common Shares are then listed, by a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (which may be the Corporation's auditors). Such accountants shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Trustee, all Special Warrantholders and all other persons interested therein. In the event that any such determination is made, the Corporation shall deliver a certificate to the Trustee describing such determination;

provided that no adjustment will be required if the holder of a Special Warrant is otherwise entitled to participate in the event which triggers the adjustment pursuant to this Section 4.1 on the same basis as such Special Warrantholder would have been entitled had he exercised his Special Warrants and subscribed for Common Shares immediately prior to such event.

4.2 PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT. As a condition precedent to the taking of any action which would require an adjustment in any of the rights arising pursuant to the exercise or deemed exercise of any of the Special Warrants, including the number of Common Shares which are to be received upon the exercise or deemed exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order for the Corporation to allot and reserve for issuance and to validly and legally issue as fully paid and non-assessable, such number of Common Shares and validly and legally deliver all other securities or property which the holders of such Special Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.3 CERTIFICATE OF ADJUSTMENT. The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1 hereof, deliver a certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by the auditors of the Corporation, upon whose verification the Trustee shall be entitled to rely. When so verified, the Corporation shall, except in respect of any subdivision, or consolidation of the Common Shares, forthwith give written notice to the Special Warrantholders specifying the event requiring such adjustment or readjustment and the results thereof; provided that if the Corporation has already given the required notices under Section 4.5 hereof covering all the relevant facts in respect of such event and no further notice need be given under this Section 4.3.

4.4 ADJUSTMENT RULES. The adjustments provided for in this Article 4 are cumulative and shall apply (without duplication) to successive actions requiring an adjustment under the provisions of Section 4.1; provided that, notwithstanding any other provision of this Article 4, no adjustment shall be made in the number of Common Shares which may be subscribed for on the exercise or deemed exercise of a Special Warrant unless it would result in a change of at least one-hundredth of a Common Share (provided, however, that any adjustments which by reason of this Section 4.4 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

                  In the event that the Corporation after the date of this Indenture shall take any action affecting the Common Shares other than action described in this Article 4, the directors of the Corporation may, but shall not be required to, make any other adjustments to the number of Common Shares which may be acquired upon exercise or deemed exercise of the Special Warrants, to the extent, if any, such directors deem appropriate.

4.5 NOTICE OF SPECIAL MATTERS. The Corporation covenants with the Trustee that so long as any Special Warrant remains outstanding it will give at least 14 days' prior written notice in the manner provided for in Article 9 to the Trustee and to each Special Warrantholder of any event which requires an adjustment to the subscription rights attaching to any of the Special Warrants pursuant to this Article 4. The Corporation covenants and agrees that such notice shall contain the particulars of such event in reasonable detail and, if determinable, the required adjustment in the manner provided for in this Article

4. The Corporation further covenants and agrees that it shall promptly, as soon as the adjustment calculations are reasonably determinable, file a Certificate of the Corporation with the Trustee showing how such adjustment shall be computed and direct the Trustee to send a copy of such certificate to the Special Warrantholders.

4.6 NO ACTION AFTER NOTICE. The Corporation covenants with the Trustee that it will not close its transfer books or take any other corporate action which might deprive the holder of a Special Warrant of the opportunity of exercising his right of subscription pursuant thereto during the period of fourteen (14) days after the giving of the notice set forth in Section 4.3 and 4.5 hereof.

4.7 PROTECTION OF TRUSTEE. Except as provided in Section 8.3 hereof, the Trustee, unless it has been grossly negligent or acting with wilful misconduct or fraudulently;

         (a) shall not at any time be under any duty or responsibility to any Special Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

         (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the subscription rights attaching to any Special Warrant;

         (c) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Special Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article 4; and

         (d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Corporation.


                                    ARTICLE 5

                  EXERCISE AND CANCELLATION OF SPECIAL WARRANTS

5.1 EXERCISE OF SPECIAL WARRANTS. Upon and subject to the provisions of this
Article 5, any holder of a Special Warrant may exercise the right thereby conferred on him to subscribe for Common Shares for no additional consideration by surrendering to the Trustee after the date hereof and until the Expiry Time at its principal office in the city of Vancouver, the Special Warrant Certificate evidencing the Special Warrants, with the exercise form attached to the Special Warrant Certificate duly completed and executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and manner satisfactory to the Trustee.

                  Unless the Corporation has instructed the Trustee in writing to waive any or all of the following requirements, the Special Warrants may not be exercised by or for the account of or benefit of a U.S. Person or a person in the United States unless the holder certifies in writing to the Corporation and the Trustee that the holder is: (i) Global Gold or Garrison as an original subscriber of Special Warrants; or (ii) a registered transferee of such Special Warrants who has complied with Section 2.3(d) hereof provided that the Corporation may, in its sole discretion, accept, in substitution for the foregoing, evidence satisfactory to the Corporation and the Trustee, acting reasonably, to the effect that the Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or that the Common Shares may be issued upon exercise of the Special Warrants without registration under the U.S.
Securities Act and any applicable state securities laws.

                  The foregoing requirements shall not apply to any deemed exercise by the Trustee of Special Warrants pursuant to the terms hereof as long as the holder is an original subscriber or a registered transferee of such Special Warrants.

                  The exercise form attached to the Special Warrant Certificate shall be signed as set out above and shall specify:

         (a) the number of Common Shares which the Special Warrantholder wishes to subscribe for upon the exercise of the Special Warrants (being not greater than the aggregate number of the Common Shares which such Special Warrantholder is entitled to acquire pursuant to the Special Warrants so surrendered); and

         (b) the person or persons in whose name or names the Common Shares are to be registered, the address or addresses and social insurance number or numbers of such person or persons and the number of Common Shares to be issued to each such person if more than one is so specified, provided that the Special Warrantholder shall only be entitled to direct his entitlement to the Common Shares in a manner permitted by applicable securities legislation, and provided further that no certificates for Common Shares shall be registered at or delivered to an address in the United States unless the person in whose name the certificates are registered has complied with the requirements of Subsection 2.3(d) hereof.

                  Any Special Warrants not exercised before the Expiry Date shall be deemed to be exercised by the Trustee as of 4:29 p.m. (Vancouver time) on the Expiry Date and shall expire as of the Expiry Time.

                  If any of the Common Shares in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the Special Warrantholder in accordance with the provisions of Section 2.3 hereof, the Special Warrantholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

                  If at the time of the exercise of the Special Warrants, there remain trading restrictions on the Common Shares acquired, due to applicable securities legislation in the Canadian Jurisdictions, the Corporation may, on the advice of counsel, endorse the certificates evidencing such Common Shares accordingly until such time as the Corporation determines that such endorsement is no longer necessary to avoid a violation of such laws by the Corporation and so advises the Trustee in writing or the holder of any such endorsed certificate, at the holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such endorsement is not required, whereupon such endorsed certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such endorsement.

                  In the case only of any trading restriction under applicable securities legislation in the Canadian Jurisdictions that would cease to apply as of the Expiry Date (provided that the Corporation and the transferor then meet all other necessary criteria), the Corporation will, provided that the Corporation then meets such criteria, advise the Trustee as of the Expiry Date that any endorsement pertaining to such restriction may be removed at the request of the holder.

                  After delivery of the certificates representing the Common Shares, in the event of non- receipt of any such certificates by the person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Corporation shall issue and the Trustee shall countersign and deliver to such person a replacement certificate of like date and tenor in place of the one lost or destroyed upon being furnished with such evidence of ownership and non-receipt, loss or destruction and with such indemnity or security as the Trustee may reasonably require. The Special Warrantholder shall bear the cost of the issue of such replacement certificates.

5.2 EFFECT OF EXERCISE OF SPECIAL WARRANTS. Upon valid exercise or deemed exercise of the Special Warrants as provided in Section 5.1, the Common Shares in respect of which the Special Warrants are validly exercised shall be deemed to have been issued, and such person or persons as are specified pursuant to
Section 5.1 hereof shall be deemed to have become the holder or holders of record of such securities on the date of such valid exercise (herein called the "Exercise Date") unless the stock transfer books of the Corporation shall be closed by law on the said date of such valid exercise, in which case such securities shall be deemed to have been issued, such person or persons shall be deemed to have become the holder or holders of record of such securities and the Exercise Date shall be deemed to be on the date on which such stock transfer books are next re-opened.

                  Upon valid exercise of the Special Warrants as aforesaid, the Trustee shall forthwith give written notice thereof to the Corporation.

                  In the case of a Special Warrant which is exercised by a holder in accordance with the provisions of Section 5.1, within five Business Days after the Exercise Date of such Special Warrant, the Corporation shall:

         (a) cause to be mailed to the person in whose name the Common Shares so subscribed for are to be issued, as specified in the Special Warrant, at the address specified therein;

         (b) if so specified therein, cause to be delivered to such person at the office of the Trustee where such Special Warrant was surrendered; or

         (c) if no specification as contemplated by (a) or (b) is provided, cause to be mailed to the person in whose name the Common Shares are to be issued at the address of such person last appearing on the register maintained by the Trustee pursuant hereto or as such person may otherwise notify the Trustee in writing on or prior to the Exercise Date, certificates for the Common Shares to which the Special Warrantholder is entitled pursuant to the Special Warrants so exercised.

                  In the case of a Special Warrant which is deemed to be exercised and surrendered by the Trustee on behalf of a Special Warrantholder in accordance with the provisions of Section 5.1, as soon as practicable following the deemed exercise by the Trustee of such Special Warrants, the Trustee shall immediately notify each of such holders in accordance with the provisions of
Section 9.2 to the effect the Trustee has so exercised the Special Warrants on behalf of the Special Warrantholder and that upon surrender to the Trustee by the holders of their Special Warrants, or their nominee(s) or assignee(s), they shall be entitled to receive certificates for the Common Shares to which they have become entitled. Within five Business Days after such deemed exercise and surrender of such Special Warrant, the Corporation shall cause certificates representing such Common Shares to be mailed to the address of the holder of the Special Warrants so exercised last appearing on the register maintained by the Trustee pursuant to Section 2.2 or as such person may otherwise notify the Trustee in writing on or prior to the Exercise Date.

5.3 POSTPONEMENT OF DELIVERY OF CERTIFICATES. The Corporation shall not be required to deliver certificates in respect of Common Shares during any period when the stock transfer books of the Corporation are closed by law and in the event of an exercise of a Special Warrant during such period, the delivery of certificates evidencing such Common Shares may be postponed for a period not exceeding five (5) Business Days after the date of the re-opening of the stock transfer books.

5.4 SPECIAL WARRANTS VOID AFTER EXPIRY TIME. After the Expiry Time, the Special Warrants shall be void and of no value or effect.

5.5 FRACTIONS. To the extent that the holder of a Special Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Common Share, such right may only be exercised in respect of such fraction in combination with another Special Warrant or other Special Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares.

                  If a holder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Common Shares, the Corporation shall make an appropriate cash adjustment to such holder in respect only of the entitlement to a fractional Common Share. In respect of any holder, the Corporation shall only be required to make such a cash adjustment once and for one (1) fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price. The Corporation will not, under any circumstances, be obligated to issue a cheque to a Special Warrantholder in an amount less than Cdn$5.00.

5.6 PARTIAL EXERCISE OF SPECIAL WARRANTS. The holder of any Special Warrants may acquire a number of Common Shares less than the number which the holder is entitled to acquire pursuant to the surrendered Special Warrant Certificate(s). In the event of any exercise of a number of Special Warrants less than the number which the holder is entitled to exercise, the holder of the Special Warrants upon such exercise shall be entitled to receive, without charge therefor, a new Special Warrant Certificate(s) in respect of the balance of the Special Warrants represented by the surrendered Special Warrant Certificate(s) which were not then exercised.

5.7               ACCOUNTING AND RECORDING.  The Trustee shall:

         (a) promptly account to the Corporation with respect to Special Warrants exercised and any securities or other instruments, from time to time received by the Trustee shall be received in trust for, and shall be segregated and kept apart by the Trustee in trust for, the Corporation; and

         (b) record the particulars of Special Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on exercise and the Exercise Date in respect thereof. The Trustee shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

                                    ARTICLE 6

                       MEETINGS OF SPECIAL WARRANTHOLDERS

6.1 CONVENING OF MEETING. A meeting of Special Warrantholders may be convened at any time by the Trustee or the Corporation or by the holders of Special Warrants holding not less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding, who shall serve the Trustee with a requisition signed by such holders and the Trustee shall then be bound to convene a meeting of Special Warrantholders upon being adequately funded and indemnified. In the event that the Trustee fails to convene the meeting after being duly required to do so, the holders of the then outstanding Special Warrants representing no less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding may themselves convene a meeting, the notice of which shall be signed by any person as such Special Warrantholders may specify, provided that every such meeting shall be held at the City of Vancouver or such other place as the Trustee may approve and the Trustee and the Corporation shall receive notice of such meeting, as provided in Section 6.2 hereof.

6.2 NOTICE. At least twenty-one (21) days prior notice of a meeting of Special Warrantholders shall be given to all Special Warrantholders, the Trustee and the Corporation in accordance with Article 9 hereof, and the notice shall state the time, place and in general terms the nature of the business to be transacted but it shall not be necessary to specify the text of the resolutions to be considered. It shall not be necessary to specify the nature of business to be transacted at an adjourned meeting.

6.3 CHAIRMAN. The Chairman of the meeting of Special Warrantholders shall be designated in writing by the Trustee and need not be a Special Warrantholder. If no person is so designated or if the person so designated is not present within twenty-five (25) minutes after the time fixed for the holding of a meeting, the Special Warrantholders and proxyholders for Special Warrantholders present at the meeting shall choose one of their number to be the chairman.

6.4 QUORUM. A quorum consists of those Special Warrantholders, whether present or represented by proxy, holding not less than twenty-five per cent (25%) of the aggregate number of Special

Warrants then outstanding. If at a meeting, a quorum is not present or represented by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if called by or upon the requisition of Special Warrantholders shall be dissolved, but in any other case after the appointment of a chairman, the meeting shall stand adjourned to such day being not less than five (5) Business Days later and to such place and time as may be appointed by the chairman of the meeting. At the adjourned meeting, those persons present in person and owning Special Warrants or representing by proxy Special Warrantholders shall, in any event, constitute a quorum for the transaction of business for which the original meeting was convened. The chairman of any meeting at which a quorum of the Special Warrantholders is present may with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.5 SHOW OF HANDS. Subject to Section 6.6 hereof, every question submitted to a meeting, except one requiring an Extraordinary Resolution, shall be decided in the first instance by a majority of hands on a show of hands, the outcome of which will be declared by the Chairman. Each Special Warrantholder present, in person or by proxy, shall have one vote.

6.6 POLL. A poll shall be taken when requested by a Special Warrantholder acting in person or by proxy and, when demanded on the election of a chairman or on the question of adjournment, it shall be taken forthwith. If demanded on any other question or on an Extraordinary Resolution, a poll shall be taken in such manner and either at once or after an adjournment as the chairman may direct. The result of a poll shall be the decision of the meeting at which the poll was demanded. On a poll vote, each Special Warrantholder acting in person or by proxy shall have one vote for each Special Warrant which he holds or represents. Votes may be given in person or by proxy and the proxyholder need not be a Special Warrantholder. The chairman of any meeting shall be entitled to vote in respect of any Special Warrants and proxies held by him.

6.7 REGULATIONS. The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations not contrary to the provisions of this Indenture as it shall think fit providing for and governing:

         (a) the setting of the record date for a meeting for the purpose of determining Special Warrantholders entitled to receive notice of and to vote at a meeting;

         (b) voting by proxy, the form of instrument appointing proxyholders, the manner in which proxies are to be executed and the production of the authority of any persons signing on behalf of a Special Warrantholder;

         (c) the lodging of and means of forwarding the instruments appointing proxyholders and the time before the holding of a meeting or adjourned meeting by which the instruments appointing proxyholders are to be deposited; and

         (d) any other matter relating to the conduct of meetings of Special Warrantholders.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid. The Trustee may permit Special Warrantholders to provide proof of ownership of the Special Warrants in such manner as the Trustee may approve. Save as aforesaid, the only persons who shall be recognized at any meeting as Special Warrantholders or entitled to vote or, except as provided in Section

6.12 hereof, be present at the meeting in respect thereof shall be persons who are registered holders of Special Warrants or are duly appointed proxyholders for registered holders of Special Warrants.

6.8 MINUTES. Minutes of all resolutions passed and proceedings taken at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of Special Warrantholders, shall be prima facie evidence of the matters therein stated and until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened and all resolutions passed thereat or proceedings taken to have been duly passed and taken.

6.9 POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION. The Special Warrantholders shall have the power from time to time by Extraordinary Resolution:

         (a) to agree to or sanction any modification, abrogation, alteration or compromise of the rights of the Special Warrantholders or the Trustee, subject to the Trustee's prior consent in its capacity as agent hereunder or on behalf of Special Warrantholders against the Corporation which shall be agreed to by the Corporation whether such rights arise under this Indenture or under the Special Warrants or otherwise;

         (b) to assent to any change in or omission from the provisions contained in the Special Warrants and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation and to authorize the Trustee to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

         (c) with the consent of the Corporation, not to be unreasonably withheld, to remove the Trustee or its successor in office and to appoint a new agent or agents to take the place of the Trustee so removed;

         (d) to require, direct or authorize the Trustee to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Special Warrants or to enforce any of the rights of the Special Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right upon the Trustee being furnished with an indemnity, and such funding as the Trustee may, in the reasonable exercise of its discretion determine it requires to so act;

         (e) to restrain any Special Warrantholder from instituting or continuing any suit or proceedings against the Corporation for the enforcement of the covenants on the part of the Corporation contained in this Indenture or any of the rights conferred upon the Special Warrantholders by the Special Warrants and this Indenture;

         (f) to direct any Special Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Special Warrantholder in connection therewith;

         (g) to waive, authorize and direct the Trustee to waive any default on the part of the Corporation in complying with any of the provisions of this Indenture or the Special Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

         (h) to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or unsecured, and with holders of any shares or other securities of the Corporation; and

         (i) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Special Warrantholders.

                  An Extraordinary Resolution of the Special Warrantholders is binding upon all the Special Warrantholders whether present or not present at the meeting at which the Extraordinary Resolution was passed or whether or not assented to in writing and each Special Warrantholder, the Trustee and the Corporation shall be bound to give effect to the Extraordinary Resolution to the extent that the Extraordinary Resolution applies to such party.

6.10 MEANING OF "EXTRAORDINARY RESOLUTION". The expression "Extraordinary Resolution" when used in this Indenture means, subject to Section 6.13, a resolution proposed to be passed as an extraordinary resolution at a meeting of Special Warrantholders duly convened for the purpose and held in accordance with the provisions of this Article 6 and attended in person or by proxy by Special Warrantholders holding not less than fifty-one per cent (51%) of the Special Warrants outstanding and passed by not less than sixty-six and two-thirds percent (662/3%) of the votes cast upon such resolution.

                  If, at any meeting called for the purpose of passing an Extraordinary Resolution, Special Warrantholders holding at least fifty-one per cent (51%) of the aggregate number of Special Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting if convened by Special Warrantholders or on a Special Warrantholders' request, shall be dissolved; but in any other case it shall be adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the Chairman. Not less than ten (10) days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 9.2. Such notice shall state that at the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally convened or any other particulars. At the adjourned meeting the Special Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Special Warrantholders holding at least fifty-one per cent (51%) of the aggregate number of Special Warrants outstanding are not present in person or by proxy at such adjourned meeting.

                  Subject to Section 6.13 hereof, votes on an Extraordinary Resolution shall always be given on a poll.

6.11 POWERS CUMULATIVE. It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Warrantholders to exercise the same or any other such power or powers or combination of powers then or thereafter from time to time.

6.12 CORPORATION, SPECIAL WARRANTHOLDERS AND TRUSTEE MAY BE REPRESENTED. The Corporation and the Trustee, by their respective employees, officers and directors, and the legal and financial advisors and auditors of the Corporation and the Trustee may attend any meeting of the Special Warrantholders, but they shall have no vote as such. In addition, any Special Warrantholder is entitled to have his legal or financial advisers present at any such meeting, but they shall have no vote as such.

6.13 INSTRUMENTS IN WRITING. All actions that may be taken and all powers that may be exercised by the Special Warrantholders at a meeting as hereinbefore in this Article provided may also be taken and exercised by holders of not less than sixty-six and two-thirds per cent (662/3%) of the aggregate number of Special Warrants then outstanding by an instrument in writing signed in one or more counterparts by such holders and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.


6.14 BINDING EFFECT OF RESOLUTIONS. Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 6 at a meeting of Special Warrantholders shall be binding upon all the Special Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Warrantholders in accordance with
Section 6.13 shall be binding upon all the Special Warrantholders, whether signatories thereto or not and each and every Special Warrantholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and Extraordinary Resolution. In the case of an Extraordinary Resolution in writing, the Trustee shall give notice in the manner contemplated in Article 9 of the effect of the Extraordinary Resolution in writing to all Special Warrantholders and the Corporation as soon as is reasonably practicable.

6.15 HOLDINGS BY THE CORPORATION OR SUBSIDIARIES OF THE CORPORATION DISREGARDED. In determining whether Special Warrantholders holding the required number of Special Warrants are present at a meeting of Special Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, resolution, Extraordinary Resolution or other action under this Indenture, Special Warrants owned legally or beneficially by the Corporation or any subsidiary of the Corporation shall be disregarded. The Corporation shall provide to the Trustee upon a request a certificate of the Corporation detailing the exact registrations and denominations of any Special Warrants owned legally or beneficially by the Corporation or any subsidiary of the Corporation.

                                    ARTICLE 7

                   SUPPLEMENTAL AGREEMENTS, MERGER, SUCCESSORS

7.1 PROVISION FOR SUPPLEMENTAL AGREEMENTS FOR CERTAIN PURPOSES. From time to time the Corporation (when authorized by a resolution of its directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so required by any provision of this Indenture, execute and deliver by their proper officers, deeds, agreements or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel, are necessary or advisable in the premises, provided that the same are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Special Warrantholders;

         (b) giving effect to any Extraordinary Resolution passed as provided in Article 6 hereof;

         (c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Common Shares issuable upon the exercise of the Special Warrants thereof on any stock exchange, or for the purpose of complying with applicable laws, provided that such provisions are not, in the opinion of counsel to the Trustee, prejudicial to the interests of the Special Warrantholders;

         (d) making any modification in the form of the Special Warrant Certificate which does not affect the substance of the Special Warrants;

         (e) evidencing any succession, or successive successions, of other bodies corporate to the Corporation and the assumption by any successor of the covenants of the Corporation herein and in the Special Warrant Certificates contained as provided hereafter in this Article 7; and

         (f) for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and of the Special Warrantholders are in no way prejudiced thereby.

7.2 CORPORATION MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. Subject to Subsection 4.1(b), nothing in this Indenture shall prevent any consolidation, reorganization, arrangement, amalgamation or merger of the Corporation with or into any other body corporate, or bodies corporate, or person, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety to any body corporate or person lawfully entitled to acquire and operate the same, provided, however, that the body corporate or person formed by such consolidation or amalgamation or arrangement or into which such merger shall have been made or the person which acquires by conveyance or transfer all or substantially all the properties and assets of the Corporation as an entirety shall execute and deliver to the Trustee prior to or contemporaneously with such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer, and as a condition precedent thereto an agreement supplemental hereto wherein the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Corporation shall be assumed by such body corporate or person on terms and conditions not adverse to the Special Warrantholders. The Trustee shall be entitled to receive and shall be fully protected in relying upon an opinion of counsel and such other advisors as they deem necessary that any such consolidation, reorganization, amalgamation, arrangement, merger, conveyance or transfer and any supplemental agreement executed in connection therewith, complies with the provisions of this Section 7.2.

7.3 SUCCESSOR BODY CORPORATE SUBSTITUTED. In case the Corporation, pursuant to
Section 7.2 hereof, shall be consolidated, amalgamated, reorganized, arranged or merged with or into any other body corporate, bodies corporate or person or shall convey or transfer all or substantially all of the properties and assets of the Corporation as an entirety to another body corporate or person, the successor body corporate or person formed by such consolidation, reorganization, arrangement or amalgamation or into which the Corporation shall have been merged or which shall have received a conveyance or transfer as aforesaid shall succeed to and be substituted for the Corporation hereunder with the same effect as nearly as may be possible as if it had been named herein as a party in substitution for the Corporation. Such changes may be made in the Special Warrants as may be appropriate in view of such consolidation, reorganization, amalgamation, merger, conveyance or transfer and as may be necessary to ensure that the Special Warrantholders are not adversely affected by such consolidation, organization, amalgamation, merger, conveyance or transfer.


                                    ARTICLE 8

                             CONCERNING THE TRUSTEE

8.1 NO CONFLICT OF INTEREST. The Trustee represents to the Corporation that, to the best of its knowledge, at the date of the execution and delivery of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation. Notwithstanding the foregoing provisions of this Section 8.1, if any such material conflict of interest exists or hereunder shall exist, the validity and enforceability of this Indenture and the Special Warrant Certificates shall not be affected in any manner whatsoever by reason thereof.

8.2 REPLACEMENT OF TRUSTEE. The Trustee may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days notice in writing to the Corporation, provided that such shorter notice may be given as the Corporation shall accept as sufficient. In the event of the office of Trustee becoming vacant by resignation or incapacity to act or otherwise, the Corporation shall appoint in writing a new trustee unless such new trustee has already been appointed by the Special Warrantholders pursuant to an Extraordinary Resolution. If the Corporation makes default for a period of ten
(10) Business Days in making such appointment, then any Special Warrantholder or the retiring or former Trustee at the Corporation's expense may apply to a judge of the Supreme Court of the Province of British Columbia for the appointment of a new trustee after such notification to the holders of the then outstanding Special Warrants and the Corporation as such judge may order. Upon appointment, the successor trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Trustee without any further assurance, conveyance, act or deed; but if for any reason it becomes necessary or expedient to execute any further deed or assurance the same shall be done at the expense of the Corporation and may and shall be legally and validly executed by the former Trustee. Any company resulting from a merger, consolidation or amalgamation to which the Trustee for the time being is a party shall be the successor trustee under this Indenture without any further act. Any new trustee appointed under this Section 8.2 shall be a corporation authorized to carry on the business of a trust company in the Canadian Jurisdictions. Upon the appointment of a new trustee, the Corporation shall promptly notify the Special Warrantholders thereof in the manner provided in Section 9.2.

8.3 DUTY OF TRUSTEE. In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent agent would exercise in comparable circumstances.

8.4 EXPERTS, ADVISORS AND AGENTS.  The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any barrister, solicitor, auditor, valuer, engineer, surveyor or other expert, whether obtained by the Trustee or by the Corporation or otherwise; and/or

         (b) employ or retain such agents and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder and may pay reasonable remuneration for all services performed for it in the discharge of the duties hereof and shall receive reimbursement from the Corporation for all disbursements, costs and expenses reasonably made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof. Any barristers or solicitors employed or consulted by the Trustee may, but need not be, barristers or solicitors for the Corporation.

8.5 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give security for its conduct or administration of the trusts hereof and shall not be responsible for the acts, omissions, defaults, errors or failures of any agents whom it may reasonably employ in the exercise of the powers conferred upon it hereby, nor for any loss occasioned by its own acts, omissions or defaults unless such acts, omissions or defaults constitute a wilful misconduct, wilful or negligent breach of trust or fraud.

8.6 TRUSTEE NOT ORDINARILY BOUND. Subject to Sections 6.1 and 6.9 hereof, the Trustee shall not be bound to do or to take any action for the enforcement of any of the obligations of the Corporation under this Indenture unless and until it is required to do so by an instrument in writing signed by the holders representing not less than twenty-five per cent (25%) of the aggregate number of Special Warrants then outstanding. The Trustee may, before taking the action, require the Special Warrantholders at whose instance the action is required to deposit with the Trustee the Special Warrants held by them for which the Trustee shall issue receipts. The obligation of the Trustee to commence or continue any act, action or proceeding shall be conditional upon such Special Warrantholders furnishing, when required in writing so to do by the Trustee, funds sufficient for commencing or continuing the act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against any loss, damage or liability by reason thereof.

         None of the provisions contained in this Indenture shall require the Trustee to risk or expend its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights and powers unless funded and indemnified as aforesaid.

8.7 TRUSTEE MAY RELY ON CERTIFICATES. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that any matter be proved or established by the Corporation prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate or instrument signed by any of the Chairman of the Board, the President, a Vice-President, the Secretary or the Treasurer of the Corporation and delivered to the Trustee and such certificate or instrument shall be full authority to the Trustee for any action taken or suffered by it under the provisions of this Indenture on the faith thereof; provided in its reasonable discretion the Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

         In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, act and rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant or pursuant to a request of the Trustee.

         The Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

8.8 RECITALS OR STATEMENTS OF FACT MADE BY CORPORATION. Subject to the provisions hereof, the Trustee shall not be liable for or by reason of any of the statements of fact or recitals contained in this Indenture or in the Special Warrant Certificates or be required to verify the same but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

8.9 TRUSTEE'S LIABILITY. The Trustee shall not be liable or accountable for any loss or damage whatsoever to any person caused by the performance or failure to perform by it of its responsibilities under this Indenture save only to the extent that such loss or damage is attributable to the gross negligence, wilful misconduct or fraud of the Trustee. The Trustee shall not be responsible for any misconduct on the part of any barrister, solicitor, attorney, banker, receiver, agent or other person appointed with due care by it hereunder, or bound to supervise the proceedings of any such appointee.

         The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of any breach by the company of any obligation herein contained or of any act of any director, officer, employee or agent of the Corporation.

8.10 INDEMNIFICATION. Without limiting any protection or indemnity of the Trustee under any other provision hereof, or otherwise at law, the Corporation hereby agrees to indemnify and hold harmless the Trustee, its employees, officers, directors and agents from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Trustee in connection with the performance of its duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the negligence, wilful misconduct or fraud of the Trustee. This provision shall survive the resignation or removal of the Trustee, or the termination of this Indenture.

8.11 NO REPRESENTATION AS TO VALIDITY. The Trustee shall be under no responsibility in respect of the validity of this Indenture or the execution and delivery hereof by the Corporation or in respect of the validity or the execution by the Corporation of any Special Warrant Certificate issued hereunder; nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Indenture or in any Special Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued upon the right to acquire provided for in this Indenture and/or in any Special Warrant Certificate or as to whether any Common Shares will, when issued, be duly authorized or be validly issued and fully paid and non-assessable, it being hereby agreed and declared that as to all the matters and things referred to in this Section 8.11, the duty and responsibility shall rest upon the Corporation and not upon the Trustee and the failure of the Corporation to discharge any such duty and responsibility shall not in any way render the Trustee liable or place upon it any duty or responsibility for breach of which it would be liable.

         Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Trustee to determine whether or not the Trustee shall take action with respect to any default.

8.12 ACCEPTANCE OF DUTIES. The Trustee hereby accepts the duties set out in this Indenture and agrees to perform the same upon the terms and conditions herein set forth or referred to unless and until discharged therefrom by resignation or in some other lawful manner.

8.13 CONTRACTING WITH CORPORATION. The Trustee may contract with the Corporation and deal with the Special Warrants constituted hereunder without being accountable for profits arising therefrom.

8.14 TRUSTEE'S AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to the Corporation that as at the date hereof it is authorized to carry on the business of a trust company in the Provinces of British Columbia and Ontario. If, notwithstanding the provisions of this Section 8.14, it ceases to be authorized to carry on such business in such provinces, the validity and enforceability of this Indenture and the Special Warrants issued hereunder shall not be affected in any manner whatsoever by reason only of such event provided that the Trustee shall, within thirty (30) days after ceasing to be authorized to carry on such business in such province, either become so authorized or resign in the manner and with the effects specified in Section 8.2 hereof.

8.15 EXECUTION OF DOCUMENTS. Proof of execution of any document or instrument in writing; including a Special Warrantholders' request, may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to such notary public, or other officer with similar powers, the execution thereof, or by an affidavit of a witness to such execution, or in any other manner the Trustee considers adequate.

8.16 POWER TO INSTITUTE PROCEEDINGS. The Trustee shall have the power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect and enforce its interests and the interests of the Special Warrantholders.

8.17 NO REQUIREMENT TO REGISTER. Nothing herein contained in this Indenture will impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

8.18 NO NOTICE. The Trustee shall not be bound to give notice to any person of the execution hereof.

8.19 TRUSTEE NOT APPOINTED RECEIVER. The Trustee and any person related to the Trustee will not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.


                                    ARTICLE 9

                             NOTICE AND CERTIFICATES

9.1 NOTICE TO CORPORATION. Unless and until the Corporation notifies the Trustee of a change of address, any notice or communication required or permitted to be given to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at 900 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 Attention: President, or sent by telecopier (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to such address, or subject to the provisions of Section 9.4 hereof, if mailed by prepaid first class mail addressed to the Corporation at 900 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 Attention:
Secretary, telecopier number (604) 682-2060. Any notice to the Corporation as aforesaid shall be deemed to have been effectively given on the earlier of:

         (a) the date of delivery, if delivered during normal business hours of the Corporation (and, if not, on the next following Business
                Day);

         (b) the Business Day immediately following the day of sending, if sent by telecopier (with receipt confirmed), or

         (c) on the tenth (10th) Business Day after effectual posting in Canada.

9.2 NOTICE TO SPECIAL WARRANTHOLDERS. Unless and until a Special Warrantholder notifies the Corporation of a change of address, any notice or communication required or permitted to be given to a Special Warrantholder under the provisions of this Indenture shall be valid and effective if delivered to such holders at their post office addresses appearing on the register to be kept by the Trustee or subject to the provisions of Section 9.4 hereof, if mailed by prepaid first class mail addressed to such holders at their post office addresses appearing on the register to be kept by the Trustee. Any notice to a Special Warrantholder as aforesaid shall be deemed to have been effectively given on the earlier of:

         (a) the date of delivery, if delivered during normal business hours (and, if not, on the next following Business Day);

         (b) the Business Day immediately following the day of sending, if sent by telex, telegram, cable or telecopier (with receipt confirmed), or

         (c) on the tenth (10th) Business Day after effectual posting in Canada.

Accidental error or omission in giving notice or accidental failure to provide notice to any holder will not invalidate any action or proceeding founded thereon.

9.3 NOTICE TO TRUSTEE. Unless and until the Trustee is changed in accordance with the provisions of this Indenture or the Trustee notifies the Corporation of a change of address, any notice or communication required or permitted to be given to the Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Trustee at CIBC Mellon Trust Company (Attention:
Manager, Corporate Trust Department) at 1177 West Hastings Street, Mall Level, Vancouver, B.C. V6E 2K3, or sent by telecopier (and a copy by regular mail) or other means of prepaid transmitted or recorded communication to either of such addresses, or subject to the provisions of Section 9.4 hereof, if mailed by prepaid first class mail addressed to the Trustee (Attention: Manager, Corporate Trust Department) in Vancouver at telecopier number: (604) 688-4301. Any notice to the Trustee as aforesaid shall be deemed to have been effectively given on the earlier of:

         (a) the date of delivery, if delivered during normal business hours of the Trustee (and, if not, on the next following Business
                Day);

         (b) the Business Day immediately following the day of sending, if sent by telecopier (with receipt confirmed), or

         (c) on the tenth (10th) Business Day after effectual posting in Canada.

Surrender of a Special Warrant Certificate and evidence relating thereto pursuant to Section 2.2 or Section 5.1 hereof shall be valid and effective if delivered or mailed by prepaid registered mail to the Trustee, (Attention:
Corporate Trust) at 1177 West Hastings Street, Mall Level, Vancouver, B.C. V6E 2K3, telecopier number (604) 688-4301 and shall be deemed to have been effectively surrendered on the date of delivery, if delivered during normal business hours of the Trustee (and, if not, on the next following Business Day).

9.4 MAIL SERVICE INTERRUPTION. If by reason of strike, lockout or other work stoppage, actual or threatened, of postal employees, any notice to be given to the Trustee or the Corporation would be unreasonably delayed in reaching its destination, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Sections 9.1 or 9.3 hereof, as the case may be, by telecopier or other means of prepaid transmitted or recorded communication.

9.5 GENERAL PROVISIONS AS TO CERTIFICATES. Each Certificate of the Corporation, and opinion of counsel ("Document") required under or referred to in this Indenture or furnished in connection with any application, written order or written request made to the Trustee or a Special Warrantholder pursuant to any provisions of this Indenture shall specify the section under which such Document, application, written order or written request is being made and shall include:

         (a) a statement that the person signing such Document has read and understands the conditions precedent with respect to compliance with which such evidence is being given;

         (b) a description of the nature and scope of the examination or investigation upon which the Document is based; and

         (c) a statement that the person providing the Document has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         Any application, written demand, statement, request, notice, designation, direction, nomination or other instrument to be made by the Corporation under any of the provisions of this Indenture shall, unless otherwise provided, be deemed sufficiently made and executed if executed by any one of the President, any Vice-President, the Secretary, the Assistant Secretary or the Chief Financial Officer of the Corporation and need not be under the corporate seal of the Corporation. The Trustee shall accept a certificate signed by the Secretary or the Assistant Secretary of the Corporation as sufficient evidence of the passage of any resolution by the directors.

         Any Document may be based, insofar as it relates to factual matters, upon information with respect to the Corporation which is in the possession of the Corporation or upon the certificate or opinion of or representations by an officer or officers of the Corporation, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

         Counsel in giving any opinion under this Indenture may rely in whole or in part upon the opinion of other counsel provided that counsel shall consider such other counsel as one upon whom he may properly rely.

         Any certificate of any expert, insofar as it relates to matters outside of such expert's competence or responsibility, may be based upon a certificate or opinion of or upon representations by counsel or some other qualified expert, unless such first-mentioned expert knows that the certificate or opinion or representations with respect to the matters upon which his certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

                                   ARTICLE 10

                               GENERAL PROVISIONS

10.1 POWER OF BOARD OF DIRECTORS. In this Indenture, wherever the Corporation is required or empowered to exercise any acts, all such acts may be exercised by the directors of the Corporation or by those officers of the Corporation authorized to exercise such acts.

10.2 FORMAL DATE AND EXECUTION DATE. For the purpose of convenience this Indenture may be referred to as bearing the formal date of August 31, 1998, which shall be the date on which this Indenture shall become effective between the parties hereto, irrespective of the actual date of execution hereof.

10.3 FURTHER ASSURANCES. The parties hereto and each of them do hereby covenant and agree to do such things and execute such further documents, agreements and assurances as may be necessary or advisable from time to time in order to carry out the terms and conditions of this Indenture in accordance with their true intent.

10.4 UNENFORCEABLE TERMS. If any term, covenant or condition of this Indenture, or the applicable thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Indenture or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable shall not be affected thereby and each remaining term, covenant or condition of this Indenture shall be valid and shall be enforceable to the fullest extent permitted by law.

10.5 ENTIRE AGREEMENT. This Indenture constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Indenture or the subject matter hereof except as specifically set forth herein.

10.6 AMENDMENTS. This Indenture may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

10.7 COUNTERPARTS. This Indenture may be executed in one or more counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

10.8 NO WAIVER. Subject to the express provisions hereof, no consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such party hereunder. Failure on the party of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

10.9 ENUREMENT. This Indenture shall benefit and bind the parties to it and their respective successors and assigns.

         IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the 31st day of August, 1998.



                                       FIRST DYNASTY MINES LTD.


                                       Per: /s/ Beverly Downing
                                           --------------------------
                                       Per:



                                       CIBC MELLON TRUST COMPANY

                                       Per: /s/ Gaureau
                                           --------------------------

                                       Per: /s/ R. Massender
                                           --------------------------

                                   SCHEDULE A

                       FORM OF SPECIAL WARRANT CERTIFICATE

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY ARE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED: (A) TO THE CORPORATION: (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) WITH THE PRIOR CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THE CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

                            FIRST DYNASTY MINES LTD.
                               (the "Corporation")

THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL EXPIRE AS OF 4:30 P.M., VANCOUVER TIME, ON THE EARLIER OF:

1. THE FIFTH BUSINESS DAY AFTER THE DAY UPON WHICH A RECEIPT (OR A COPY THEREOF) FOR THE FINAL PROSPECTUS IS ISSUED BY THE LAST OF THE SECURITIES COMMISSIONS OR SIMILAR REGULATORY AUTHORITIES OF THE CANADIAN JURISDICTIONS TO ISSUE A RECEIPT FOR THE FINAL PROSPECTUS; AND

2.  AUGUST 31, 1999;

(THE "EXPIRY DATE"), UNLESS SPECIFICALLY EXERCISED OR DEEMED TO BE EXERCISED IN THE MANNER HEREINAFTER DESCRIBED PRIOR TO THE EXPIRY DATE.

                                SPECIAL WARRANTS

                  FIRST DYNASTY MINES LTD. (the "Corporation")
                (Incorporated under the laws of Yukon Territory)


SPECIAL WARRANT CERTIFICATE NO. ______________________________ Special Warrants

         THIS IS TO CERTIFY that _____________________________________
_____________________________________________________ (the "holder") is entitled to acquire, in the manner herein provided, subject to the restrictions contained herein, at any time and from time to time on or prior to 4:30 p.m. Vancouver time (the "Expiry Time"), on the Expiry Date, subject to the adjustments described below, that number of Common Shares which is equal to the number of Special Warrants represented hereby without payment of any additional consideration.

         The Special Warrants represented by this certificate are issued under and pursuant to a Special Warrant Indenture (the "Indenture") made as of August 31, 1998 between the Corporation and the Trustee (which expression shall include any successor trustee appointed under the Indenture), to which Indenture (and any amendments thereto and instruments supplemental thereto) reference is hereby made for a full description of the rights of the holders of the Special Warrants and the terms and conditions upon which such Special Warrants are or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all amendments thereto and instruments supplemental thereto were herein set forth and to all of which provisions the holder of these Special Warrants by acceptance hereof assents. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

         In the event of any conflict or inconsistency between the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) and the provisions of this Special Warrant Certificate, except those that are necessary by context, the provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) shall prevail. The terms and provisions of the Indenture (and any amendments thereto and instruments supplemental thereto) are incorporated herein by reference.

         The right to subscribe for Common Shares in the capital of the Corporation represented hereby may be exercised by either the holder hereof or the Trustee as follows:

     (1) The holder hereof may exercise the Special Warrants before the Expiry Time by:

         (a) duly completing in the manner indicated and executing the Exercise Form attached hereto; and

         (b) surrendering this Special Warrant Certificate to CIBC Mellon Trust Company (the "Trustee") as hereinafter set forth.

This Special Warrant Certificate shall be validly surrendered only upon delivery thereof or by mailing the same to the Trustee at its principal office in the city of Vancouver (at the address hereinafter indicated). The Exercise Form attached hereto shall be deemed not to be duly completed if not fully completed in the manner indicated or if the name and mailing address of the holder do not appear legibly on such Exercise Form or such Exercise Form is not signed by the holder.

     (2) Subject as provided herein, the Trustee will be deemed to have exercised and surrendered the Special Warrants represented by this Special Warrant Certificate on behalf of the holder thereof as of 4:29 p.m. (Vancouver time) on the Expiry Date if the holder fails to exercise the Special Warrants that may be exercised by it before the Expiry Time. All Special Warrants shall expire immediately after the Expiry Time.

         In the case of a Special Warrant which is deemed exercised and surrendered by the Trustee on behalf of a holder, as soon as practicable following the exercise by the Trustee of such Special Warrants, the Trustee shall immediately notify the holder hereof in accordance with the provisions of
Section 9.2 of the Indenture to the effect the Trustee has so exercised the Special Warrants on behalf of the holder and within five Business Days after the Expiry Date, the Corporation shall cause certificates representing such Common Shares to be mailed to the address of the holder of the Special Warrants.

         Not later than the fifth Business Day after the surrender to the Trustee of the Special Warrant Certificate evidencing any Special Warrant with the attached Exercise Form duly completed or the deemed exercise of any Special Warrant, the Trustee will mail to the holder, or to such person as the holder may otherwise specify in the Exercise Form or by written notice given to the Trustee prior to such mailing, at the address of the holder or, if so specified, of such person, or, if specified in the Exercise Form or by written notice given to the Trustee prior to such mailing, will deliver to such holder or person at the place where such Special Warrant Certificate was surrendered certificates representing the number of Common Shares registered in the name of the holder or, if so specified, such person. In the event of non-receipt of any such certificate by the person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Corporation shall issue and the Trustee shall countersign and deliver to such person a replacement certificate of like date and tenor in place of the one lost or destroyed upon being furnished with such evidence of ownership and non-receipt, loss or destruction and with such indemnity or security as the Trustee may reasonably require. The holder shall bear the cost of the issue of such replacement certificate.

         Upon valid or deemed exercise of the Special Warrants as provided herein, the person or persons in whose name or names the Common Shares are issuable, shall be deemed for all purposes (except as provided in the Indenture) to be the holder or holders of record of such Common Shares and the Corporation covenants that it will (subject to and in accordance with the provisions of the Indenture) cause certificates representing such Common Shares to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form.

         To the extent that the Special Warrants represented by this Special Warrant Certificate confer the right to subscribe for a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with an additional Special Warrant or Special Warrants which in the aggregate entitle the holder to acquire a whole number of Common Shares. No fractional Common Shares will be issued. If a holder is not able to, or elects not to, combine Special Warrants so as to be entitled to acquire a whole number of Common Shares, the Corporation shall make an appropriate cash adjustment. In respect of any holder, the Corporation shall only be required to make such a cash adjustment once and for one fractional Common Share and no more. The amount of the cash adjustment shall be equal to the fraction of a Common Share to which the holder would be entitled multiplied by the Current Market Price.
The Corporation will not, under any circumstances, be obligated to issue a cheque to a Special Warrantholder in an amount less than Cdn$5.00.

         The Indenture provides for adjustments to the subscription rights attaching to these Special Warrants in certain events and also provides for the giving of notice by the Corporation prior to taking certain actions specified therein.

         The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle such holder to any right or interest in respect thereof except as herein and in the Indenture expressly provided.

         The Special Warrants evidenced by this Special Warrant Certificate are transferable only in accordance with the terms and conditions set forth in
Section 2.3 of the Indenture which makes reference to the fact that a person who furnishes evidence (unless the Corporation has instructed the Trustee in writing to waive such requirement) to the reasonable satisfaction of the Trustee that he is:

         (a) the executor, administrator, heir or legal representative of the heirs of the estate of a deceased registered holder hereof,

         (b) a guardian, committee, trustee, curator or tutor representing a registered holder who is an infant, an incompetent person or a missing person,

         (c) a liquidator of, or a trustee in bankruptcy for, a holder hereof, or

         (d) a transferee of a Special Warrantholder who provides the Trustee with evidence satisfactory to the Corporation and the Trustee, acting reasonably, including, but not limited to a properly completed and executed declaration in the form attached to the Special Warrant Certificate, that such transferee is/was either
                (i) not in the United States at the time the buy order for the Special Warrants was executed, not acquiring the Special Warrants for the account or benefit of a U.S. Person or a person in the United States and was not offered the Special Warrants in the United States, or (ii) a person that has purchased or acquired Special Warrants in a transaction exempt from registration under the U.S. Securities Act of 1933 and has provided the Corporation with satisfactory evidence of the availability of such exemption which may, at the Corporation's discretion, include an opinion of counsel and, in the case of
                (ii) was exempt from registration under any applicable securities laws of any state of the United States and that the securities laws of any other applicable jurisdiction(s) have been complied with in relation to the transfer of the Special Warrants involved, may, as set forth in the Indenture, by surrendering to the Trustee such evidence together with the Special Warrant Certificate in question with a duly executed instrument of transfer in the form attached and subject to such reasonable requirements relating to the payment of costs of the transfer by the holder as the Trustee may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of holders.

         If any of the Common Shares in respect of which the Special Warrants are exercised are to be issued to a person or persons other than the holder (as aforesaid), the holder shall pay to the Trustee all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Common Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

         This Special Warrant Certificate shall not be valid for any purpose whatever unless and until it has been countersigned by or on behalf of the Trustee.

         Time shall be of the essence hereof. The Special Warrants and the Indenture (and any amendments thereto and instruments supplemental thereto) shall be governed by, performed, construed and enforced in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

         The Corporation is under no obligation to file and clear a Prospectus solely to qualify the Common Shares issuable upon exercise or deemed exercise of the Special Warrants by a designated date or at all and any such filing, if made, will be subject to all necessary regulatory approvals. If the Corporation files a prospectus in connection with an offering of securities of the Corporation prior to the Expiry Date, it has agreed that it will file such prospectus in each of the Canadian Jurisdictions and include therein for qualification the distribution to the holders of Special Warrants the Common Shares issuable upon exercise or deemed exercise thereof. The Corporation will only be required to file the prospectus in respect of any of its securities in the event that the Corporation considers that it is in its best interests to do so, in its sole and unfettered discretion.

         Unless the Corporation has instructed the Trustee in writing to waive any or all of the following requirements, the Special Warrants may not be exercised by or for the account or benefit of a U.S. Person or a person in the United States unless the holder certifies in writing to the Corporation and the Trustee that the holder is: (i) Global Gold or Garrison as an original subscriber of Special Warrants; or (ii) a registered transferee of such Special Warrants who has complied with the terms of the Special Warrant Indenture provided that the Corporation may, in its sole discretion, accept, in substitution for the foregoing, evidence satisfactory to the Corporation and the Trustee, acting reasonably, to the effect that the Common Shares have been registered under the U.S. Securities Act and applicable state securities laws or that the Common Shares may be issued upon exercise of the Special Warrants without registration under the U.S. Securities Act and any applicable state securities laws.

         This Special Warrant may not be exercised in the United States or by or for the account or benefit of a U.S. Person or person in the United States other than by: (i) Global Gold or Garrison as an original subscriber of the Special Warrants from the Corporation; or (ii) by a registered transferee of Special Warrants that acquired the Special Warrants in a transaction exempt from registration under the U.S. Securities Act of 1933 and applicable state securities laws and in compliance with the Special Warrant Indenture.

         Unless otherwise determined by the Corporation by way of written instructions to the Trustee:

     (a) Common Shares issued to persons in the United States upon the exercise of Special Warrants shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY

         ARE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED: (A) TO THE CORPORATION: (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) WITH THE PRIOR CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THE CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

         (b) Certificates representing Common Shares issued upon the exercise of Special Warrants exercised or deemed exercised prior to the earlier of the Qualification Date or the Expiry Date, shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THE CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES ON SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

         IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officer as of August 31, 1998.


                                        FIRST DYNASTY MINES LTD.



                                        Per:
                                              -------------------------------
                                              Authorized Signatory
Countersigned by:

CIBC MELLON TRUST COMPANY


Per:
    -----------------------------------
    Authorized Signatory

                 EXERCISE INSTRUCTIONS TO SPECIAL WARRANTHOLDER

         The registered holder hereof may exercise his right to subscribe for Common Shares of FIRST DYNASTY MINES LTD. (the "Corporation"), by completing the exercise form and surrendering this Special Warrant Certificate and the duly completed exercise form to CIBC Mellon Trust Company by delivering or mailing it to CIBC Mellon Trust Company at its principal office in the city of Vancouver at 1177 West Hastings Street, Mall Level, Vancouver, B.C. V6E 2K3.

         For your own protection, it is suggested that all documentation be forwarded to the Trustee by registered mail.

                                  EXERCISE FORM

To:   First Dynasty Mines Ltd.
      c/o CIBC Mellon Trust Company
      1177 West Hastings Street
      Mall Level
      Vancouver, B.C.
      V6E 2K3


The undersigned holder of the within Special Warrant Certificate, pursuant to
the Special Warrant Indenture mentioned therein hereby exercises       of the
Special Warrants (the "Exercised Special Warrants") evidenced thereby and hereby subscribes for a number of Common Shares of First Dynasty Mines Ltd. or such other number of Common Shares or number or amount of other shares or securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Special Warrant Indenture and on the terms specified in such Special Warrant Certificate and the Special Warrant Indenture.

The undersigned hereby irrevocably directs that such Common Shares be issued and delivered as follows:


                                                                                               Number(s) or Amount(s)
Name(s) in Full                                 Address(es)                                    of Common Shares
---------------------------------------       ---------------------------------------        -----------------------------------

---------------------------------------       ---------------------------------------        -----------------------------------

---------------------------------------       ---------------------------------------        -----------------------------------


NO CERTIFICATES WILL BE REGISTERED OR DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS BOX B BELOW IS CHECKED.

(Please print full name in which share certificates are to be issued. If any Common Shares are to be issued to a person or persons other than the Special Warrantholder, the Special Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

THE UNDERSIGNED CERTIFIES THAT EACH OF THE REPRESENTATIONS AND WARRANTIES MADE BY THE UNDERSIGNED TO THE CORPORATION IN CONNECTION WITH THE UNDERSIGNED'S ACQUISITION OF THE EXERCISED SPECIAL WARRANTS REMAINS TRUE AND CORRECT ON THE DATE HEREOF.

The undersigned represents that it:  [CHECK ONE ONLY]



/ /    A.       is not in the United States or a U.S. Person as defined in
                Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Exercised Special Warrants for the account or benefit of a U.S. Person or a person in the United States.

/ /    B.       Global Gold or Garrison as an original subscriber of Special
                Warrants.

/ /    C.       is (a) an institutional accredited investor that satisfies the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation
                D under the U.S. Securities Act that purchased this Special
                Warrant directly from the First Dynasty Mines Ltd., or (b) a registered holder that acquired the Exercised Special Warrants in a transaction that was exempt from registration under the

                U.S. Securities Act and applicable state securities laws and in compliance with Subsection 2.3(d)(iii) of the Special Warrant Indenture.


DATED AT                      THIS     day of         , 199  .

---------------------------------            ----------------------------------
Witness                                      Signature of Subscriber*

                                             ----------------------------------
                                             Name of Subscriber

                                             ----------------------------------
                                             Address (include Postal Code)

                                             ----------------------------------
                                             SIN/TIN Number (if any)

* If the Underlying Securities are to be issued to a person other than the registered holder, then the signature of the Subscriber must be guaranteed by a bank, trust company or medallion guaranteed by a member of a recognized stock exchange.

** This signature must correspond exactly with the name appearing on the registration panel.

Check box if the share and warrant certificates are to be delivered at the office where this Special Warrant is exercised, failing which they will be mailed. / /

                          TRANSFER OF SPECIAL WARRANTS

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

   ----------------------------------------------------------------------------
   Name

   ----------------------------------------------------------------------------
   Address

   ----------------------------------------------------------------------------


___________ Special Warrants of First Dynasty Mines Ltd. registered in the name of the undersigned on the records of First Dynasty Mines Ltd. maintained by CIBC Mellon Trust Company represented by the Special Warrant Certificate attached and irrevocably appoints ____________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

DATED this______day of________________, 19__.


-----------------------------            ---------------------------------------
Signature Guaranteed                     (Signature of Special Warrant Holder)


                                         ---------------------------------------
                                         Print full name

                                         ---------------------------------------
                                         Print full address and SIN/TIN (if any)

                                         ---------------------------------------

INSTRUCTIONS

1. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

2. The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3. Special Warrants will only be transferable in accordance with applicable securities laws and stock exchange regulations. The transfer of Special Warrants to a transferee may, depending on the residency of such transferee, result in the securities obtained upon the exercise of the Special Warrants (whether after or before obtaining receipts for a final prospectus relating to the distribution of such securities upon exercise of Special Warrants) not being freely tradeable in the jurisdiction where the transferee is resident.

4. UNLESS THE CORPORATION HAS OTHERWISE INSTRUCTED THE TRUSTEE IN WRITING, NO TRANSFER OF SPECIAL WARRANTS WILL BE VALID UNLESS THIS TRANSFER FORM IS ACCOMPANIED BY: (A) DULY EXECUTED DECLARATION BY THE TRANSFEREE OF SPECIAL WARRANTS IN THE FORM ATTACHED AS EXHIBIT "A" TO THIS TRANSFER FORM; AND
      (B) SUCH OTHER EVIDENCE AS THE TRUSTEE MAY REASONABLY REQUIRE THAT THE TRANSFER OF SUCH SPECIAL WARRANTS IS BEING MADE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LEGISLATION.

                                   EXHIBIT "A"

                  DECLARATION OF TRANSFEREE OF SPECIAL WARRANTS OF FIRST DYNASTY MINES LTD.


TO: CIBC Mellon Trust Company, trustee of the Special Warrants of First Dynasty Mines Ltd.

AND TO:   First Dynasty Mines Ltd. (the "Corporation")

-------------------------------------------------------------------------------
The undersigned transferee ("Transferee") of special warrants of First Dynasty Mines Ltd. ("Special Warrants") whose name appears as such on the form of transfer of such Special Warrants that accompanies this declaration, hereby declares and certifies, for himself and on behalf of each beneficial transferee of all or any part of such Special Warrants, that:

[check one only]



/ /     A.       (i)    no offers to sell the Special Warrants or the Subject
                        Securities were made by any person to the Transferee or any beneficial transferee for whom he is acting while such persons were in the United States;

                 (ii) the Transferee and each beneficial transferee for whom he is acting were outside the United States at the time of execution and delivery of the instrument by which the Transferee and each beneficial transferee for whom he is acting agreed to acquire the Special Warrants; and

                 (iii) the Transferee is not, and is not acquiring the Special Warrants for the account or benefit of, a U.S. Person as defined in Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act").

/ /     B.       The Transferee has acquired the Special Warrants in a
                 transaction exempt from registration under the U.S. Securities
                 Act and applicable state securities laws and has provided herewith evidence (which the Transferee acknowledges must be satisfactory to the Corporation) of such exemption.


DATED at ________________________________ this ____ day of ________________,
19___.


                                            ------------------------------------
Name of Transferee
By:
     --------------------------------------
     Signature of Authorized Representative

                                            ------------------------------------
Name of Person Signing

                                            ------------------------------------
Title

                                  SCHEDULE "B"
                        NOTICE TO SPECIAL WARRANTHOLDERS

         Reference is made to the Special Warrant Indenture made as of August 31, 1998 (the "Indenture") between First Dynasty Mines Ltd. and CIBC Mellon Trust Company. Unless defined herein, capitalized terms used herein have the respective meanings ascribed to them in the Indenture.

         Pursuant to Section 3.2 of the Indenture, we hereby confirm that receipts have been issued by the securities commissions in each of the Canadian Jurisdictions in respect of the prospectus qualifying the distribution of the
Special Warrants. The last receipt was issued on       by the       Securities
Commission. The Expiry Time is therefore 4:30 p.m. (Vancouver Time) on
____________________.

                                CERTIFIED COPY OF
                            RESOLUTIONS OF DIRECTORS
                                       OF
                            FIRST DYNASTY MINES LTD.

I, Beverly Downing, Corporate Secretary of First Dynasty Mines Ltd. (the "Company"), hereby certify that the following is a true and complete extract of a resolution of the Board of Directors of the Company and that such resolutions passed have not been amended or rescinded and are still in full force and effect at the date hereof:

"WHEREAS the Corporation wishes to issue 4,500,000 special warrants of the Corporation, each entitling the holder thereof to one common share in the capital of the Corporation pursuant to the letter agreement dated July 24, 1998 between the Corporation, Global Gold Corporation, and Robert A. Garrison (the "Letter Agreement").

BE IT RESOLVED THAT:

CREATION OF SPECIAL WARRANTS AND ALLOTMENT OF SPECIAL WARRANT SHARES

RESOLVED THAT:

1. The creation of 4,500,000 special warrants of the Corporation (the "Special Warrants") each Special Warrant exchangeable, subject to adjustment pursuant to the terms of the Special Warrant Indenture (as hereinafter defined), for one Common Share, in accordance with and subject to the terms of the Special Warrant Indenture (as hereinafter defined) be and it is hereby ratified, confirmed and approved;

2. The Special Warrants shall be issued pursuant to the terms of a special warrant indenture to be entered into between the Corporation and CIBC Mellon Trust Company (the "Special Warrant Indenture");

3. Any one director or officer of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to approve the form of and to execute and deliver the Special Warrant Indenture containing such terms and conditions as may be approved by such director or officer, such approval to be conclusively evidenced by the signing of the Special Warrant Indenture by such director or officer;

4. CIBC Mellon Trust Company is hereby appointed as the trustee under the Special Warrant Indenture, for and on behalf of the holders of all Special Warrants issued thereunder;

5. Up to 4,500,000 Special Warrants be and the same are hereby authorized to be reserved for issuance to the subscribers therefor pursuant to the Letter Agreement and the Special Warrant Indenture and each Special Warrant will be deemed issued upon the issuance of a certificate and receipt by the Corporation of full payment therefor;

6. Any one director or one officer of the Corporation be and he is hereby authorized to execute on behalf of the Corporation certificates for the Special Warrants to be issued pursuant to the Special Warrant Indenture representing up to 4,500,000 Special Warrants to be issued to the subscribers pursuant to the terms of the Subscription Agreements, under the corporate seal of the Corporation or otherwise, and to deliver the same to the Trustee for certification; and

7. 4,500,000 authorized and unissued Common Shares in the capital of the Corporation be and the same are hereby reserved and allotted for issuance upon due exercise of the Special Warrants in accordance with the terms and conditions thereof;

8. Upon due exercise of the Special Warrants in accordance with the terms and conditions thereof, the number of Common Shares issued pursuant to such exercise shall be duly issued as fully paid and non-assessable shares without the necessity of any further act or formality on the part of the Board of Directors, and the Corporation's registrar and transfer agent shall be and is hereby authorized and directed to issue, countersign and register a certificate or certificates representing such number of Common Shares in the name of the holder of the Special Warrants that are exercised or in such other name as such holder otherwise directs.

GENERAL AUTHORITY

RESOLVED THAT any one of the directors or officers of the Corporation be authorized for and on behalf of the Corporation to do such things and to execute and deliver, whether under the common seal of the Corporation or otherwise, all such statements, forms and other documents as they may consider advisable in connection with the foregoing resolutions and execution by any one or more of the directors of such officers shall be conclusive proof of their authority to execute the same on behalf of the Corporation."


DATED as of August 31, 1998.



-------------------------------------
Beverly Downing, Corporate Secretary